UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of earliest event reported): October 28, 2010
NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477

(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File No.)	Identification No.)

1800 Valley View Lane, Suite 300
Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 972-407-8400

1755 Wittington Place, Suite 340
Dallas, Texas	75234

(Former name, former address and former fiscal year, if charged since last	(Zip Code)
report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Securityholders.
     On October 28, 2010, the Annual Meeting of Stockholders of New Concept Energy, Inc. (“GBR” or the “Issuer” or the “Registrant”) was held following a solicitation of proxies pursuant to a Notice of Annual Meeting and related Proxy Statement dated September 27, 2010 distributed in accordance with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On the record date of September 24, 2010, 1,936,935 shares of Common Stock and 559 shares of Series B Preferred Stock were outstanding with each share being entitled to cast one vote.
     At the Annual Meeting, which involved the election of directors, the following named persons received the number of votes cast for, against or withheld, as well as the number of abstention and broker non votes:

	No. of Votes	%	No. of Votes	No. of Votes	Broker Non-
Name	For	For	Withheld	Abstained	Votes
Roz Campisi Beadle	1,432,602	73.58%	504	500	—
Gene S. Bertcher	1,432,602	73.58%	504	500	—
James E. Huffstickler	1,432,602	73.58%	504	500	—
Dan Locklear	1,432,602	73.58%	504	500	—
Victor L. Lund	1,432,602	73.58%	504	500	—
All of the nominees named above, each of which is currently a director of the Registrant, were elected at such Annual Meeting.
     The only other matter presented at the Annual Meeting was the ratification of the appointment of Swalm & Associates, P.C. as the independent registered public accounting firm for the Registrant for the fiscal year ending December 31, 2010 and any interim period. A total of 1,432,602 votes were cast for, 500 votes were cast against and 8 votes abstained from voting with respect to such proposal.
Item 8.01. Other Events.
     Registrant relocated its principal executive offices to 1800 Valley View Lane, Suite 300, Dallas, Texas 75234.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: November 11, 2010	NEW CONCEPT ENERGY, INC.
	By:	/s/ Gene S. Bertcher
Gene S. Bertcher, President and Chief
Financial Officer

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